UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-31184

Date of Report: March 19, 2009

SHOSHONE SILVER MINING COMPANY
(Exact name of registrant as specified in its charter)

IDAHO	82-0304993
(State of other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

403 7thStreet, Ste 207, Wallace, ID 83873
(Address of principal executive offices)

(208) 752-1070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2009, Shoshone Silver Mining Company (the “Company”) finalized the merger agreement with Kimberly Gold Mines, Inc. (“Kimberly”).

Pursuant to Idaho Code, Section 30-14-202A, a 'Fairness Hearing' was held in Boise on February 5, 2009, by the Idaho Department of Finance concerning the merger of the Company and Kimberly. The Hearings Officer issued a Preliminary Order on February 16, 2009, approving the terms and conditions of the merger as fair and equitable.

On March 4, 2009, the Idaho Department of Finance issued an "Order Adopting Findings of Fact and Conclusions of Law," affirming the findings in the Preliminary Order of February 16, 2009, which approved the terms of the merger as fair and equitable for the shareholders of both companies.

On March 12, 2009, the shareholders of Kimberly approved the merger and, on the same day, the board of directors of the Company voted to approve the merger.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOHSONE SILVER MINING COMPANY

Date: March 19, 2009
/s/ Lex Smith
Lex Smith
President and Principal Executive Officer